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                                                                    EXHIBIT 10.5

                                                                        7/2/2004
                                                                   UGI Employees

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                                STOCK UNIT GRANT

This STOCK UNIT GRANT, dated as of ___________, 2004 (the "Date of Grant"), is delivered by UGI Corporation ("UGI") to _____________ (the "Participant").

                                    RECITALS

      The UGI Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") provides for the grant of stock units ("Stock Units") with respect to shares of common stock of UGI ("Shares"). The Compensation and Management Development Committee of the Board of Directors of UGI (the "Committee") has decided to grant Stock Units to the Participant.

      NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, UGI hereby grants to the Participant __________ Stock Units. The Stock Units are contingently awarded and will be earned and payable if and to the extent that the conditions of this Agreement are met. The Stock Units are granted with Dividend Equivalents (as defined in Section 9).

2. Vesting. The Participant shall earn the right to payment of the Stock Units if the Participant is employed by, or providing service to, the Company (as defined below) on the applicable vesting date:

  Vesting Date     Vested Stock Units
  ------------     ------------------
_________, 2005         [___%]
_________, 2006         [___%]
_________, 2007         [___%]

If the foregoing schedule would produce fractional Shares, the number of Shares for which the Stock Units vest shall be rounded down to the nearest whole Share.

3. Termination of Employment or Service.

      (a) Except as described below, if the Participant's employment or service with the Company terminates before the Stock Units are fully vested, the unvested Stock Units, and all related Dividend Equivalents, will be forfeited.

      (b) If the Participant ceases to be employed by, or provide service to, the Company by reason of (i) Retirement (as defined below), (iii) Disability (as defined below), or (iv) death, the Participant's unvested Stock Units will become fully vested as of the termination date.

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4. Payment with Respect to Stock Units. When the Stock Units vest, the Company shall pay to the Participant whole Shares equal to the number of Stock Units that have become vested on the vesting date.

5. Dividend Equivalents with Respect to Stock Units.

      (a) Dividend Equivalents shall accrue with respect to Stock Units and shall be payable subject to the same vesting conditions as the Stock Units to which they relate. Dividend Equivalents shall be credited with respect to the Stock Units from the Date of Grant until the payment date. Dividend Equivalents will become vested as the underlying Stock Units vest. If the underlying Stock Units are forfeited, all related Dividend Equivalents shall also be forfeited.

      (b) While the Stock Units are outstanding, the Company will keep records in a bookkeeping account for the Participant. On each payment date for a dividend paid by UGI on its common stock, the Company shall credit to the Participant's account an amount equal to the Dividend Equivalents associated with the Stock Units held by the Participant on the record date for the dividend. No interest will be credited to any such account.

      (c) Dividend Equivalents will be paid in cash at the same time as the underlying Stock Units are paid.

      (d) Notwithstanding anything in this Agreement to the contrary, the Participant may not accrue Dividend Equivalents in excess of $1,000,000 during any calendar year under all grants under the Plan.

6. Coordination with Severance Plan. Notwithstanding anything in this Agreement to the contrary, if the Participant receives severance benefits under a Severance Plan (as defined in Section 9) and the terms of such benefits require that severance compensation payable under the Severance Plan be reduced by benefits payable under this Plan, any amount payable to the Participant with respect to Stock Units and Dividend Equivalents after the Participant's termination of employment or service shall be reduced by the amount of severance compensation paid to the Participant under the Severance Plan, as required by, and according to the terms of, the Severance Plan.

7. Withholding. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the payments under this Agreement. The Participant may elect to satisfy the Company's tax withholding obligation with respect to payments in Shares by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

8. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

9. Definitions. For purposes of this Agreement, the following terms will have the meanings set forth below:

      (a) "Company" means UGI and its Subsidiaries (as defined in the Plan).

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      (b) "Disability" means a long-term disability as defined in the Company's long-term disability plan applicable to the Participant.

      (c) "Dividend Equivalent" means an amount determined by multiplying the number of shares of UGI common stock subject to the target award of Stock Units by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash, paid by UGI on its common stock.

      (d) "Employed by, or provide service to, the Company" shall mean employment or service as an employee or director of the Company.

      (e) "Stock Unit" means a hypothetical unit that represents the value of one share of UGI common stock.

      (f) "Retirement" means the Participant's retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. "Retirement" for other Company employees means termination of employment after attaining age 55 with ten or more years of service with the Company.

      (g) "Severance Plan" means any severance plan maintained by the Company that is applicable to the Participant.

10. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of Stock Units and Dividend Equivalents are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

11. No Employment or Other Rights. The grant of Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant's employment or service at any time. The right of the Company to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.

12. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a shareholder with respect to the Shares related to the Stock Units, unless and until certificates for Shares have been issued to the Participant or successor.

13. Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Agreement after the Participant's death shall be paid to the personal representative of the Participant's estate, or the personal representative under applicable law if the Participant dies intestate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the

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Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant's consent.

14. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

15. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI's headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

      IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

                                    UGI Corporation

Attest

_____________________________       By:_________________________________________
Corporate Secretary                        Robert H. Knauss
                                           Vice President, General Counsel

I hereby accept the Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

_______________________________
Participant

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